     As filed with the Securities and Exchange Commission on June 14, 1995
                             File No. 33-__________

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------


                             STAAR SURGICAL COMPANY
             (Exact name of registrant as specified in its charter)


         Delaware                                       95-3797439
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

1911 Walker Avenue, Monrovia, California                   91016
 (Address of Principal Executive Office)                 (Zip Code)

               1995 STAAR SURGICAL COMPANY CONSULTANT STOCK PLAN
                          (Full Title of the Plan(s))


                             Andrew F. Pollet, Esq.
         Pollet, Skousen & Woodbury, 10900 Wilshire Boulevard, #500,
                         Los Angeles, California 90024
                    (Name and address of agent for service)


                                 (310) 208-1182
         (Telephone number, including area code, of agent for service)


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: X
                                             -----


                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------
                                             Proposed Maximum      Proposed Maximum
Title of Securities        Amount to be       Offering Price      Aggregate Offering       Amount of
to be Registered            Registered        per Share/(1)/           Price/(1)/        Registration Fee
- --------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share                 500,000            $9.75               $4,875,000           $1,681.04

- --------------------

/(1)/ Pursuant to Rule 457(h)(1), estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of the registrant's common stock as reported on the Nasdaq National Market System on June 8, 1995 pursuant to Rule 457(c).

                                    PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

     The following documents are incorporated by reference in this Registration
Statement:

     (1) The registrant's Annual Report on Form 10-K filed for the fiscal year ended December 30, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

     (2) The registrant's Quarterly Report on Form 10-Q filed for the fiscal quarter ended March 31, 1995, and all other reports, if any, filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the registrant's fiscal year ended December 30, 1994.

     (3) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-8 filed with the Commission on March 11, 1994 [File No. 33-76404], including any amendment or report filed for the purpose of updating such description.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

     Not applicable; the class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     Andrew F. Pollet, director and beneficial owner of approximately 5.8% of the registrant's common stock, is also the majority stockholder of Pollet, Skousen & Woodbury, A Law Corporation (and its predecessor firms), attorneys for the registrant. Pollet, Skousen & Woodbury prepared this Registration Statement and provided an opinion of counsel as to the legality of the securities being registered.


ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.
          -----------------------------------------

     The Certificate of Incorporation of the registrant provides that the registrant shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom it may indemnify pursuant to such Section. The By-Laws of the registrant provide that the registrant shall, to the full extent permitted by the Delaware General Corporation Law, indemnify persons acting as directors or officers or in other capacities for the registrant for judgments, fines and other expenses, including attorneys' fees, incurred in connection with actions or proceedings in which such persons are involved by reason of having been a director or officer of the registrant. The Company has also agreed, in employment agreements with certain of its executive officers, to indemnify such officers from losses with respect to actions taken in their capacities as officers.

     The registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts an omissions while acting in their official capacities.

     There is no litigation pending, and neither the registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

     Not applicable.


ITEM 8.   EXHIBITS.
          --------

     4.1 Certificate of Incorporation (filed as Exhibit 4.4 of the registrant's Registration Statement under Form S-8 filed on March 11, 1994 [File No. 33-76404]).

     4.2 Bylaws (filed as Exhibit 4.5 of the registrant's Registration Statement under Form S-8 filed on March 11, 1994 [File No. 33-76404]).

     4.3  1995 STAAR Surgical Company Consultant Stock Plan.

     5 Opinion of legal counsel (Pollet, Skousen & Woodbury, A Law Corporation), regarding the legality of the securities offered (with the consent of said firm included therein).

    23.1  Consent of Independent Certified Public Accountants (BDO Seidman).

    23.2  Consent of Independent Auditors (KPMG Peat Marwick LLP).

    23.3 Consent of legal counsel (Pollet, Skousen & Woodbury, A Law Corporation) (included in Exhibit 5).

    24. Power of Attorney for John R. Wolf, Michael R. Deitz, Peter J. Utrata, Joseph C. Gathe and Andrew F. Pollet.


ITEM 9.   UNDERTAKINGS.
          ------------

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
          --------  -------
apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on June 14, 1995.

                              STAAR SURGICAL COMPANY



                              By: /s/ John R. Wolf    *
                                 ------------------------------------------
                                  John R. Wolf
                                  President and Chief Executive
                                  Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



/s/ John R. Wolf            *                    Chief Executive Officer
- ----------------------------------------          and Director
John R. Wolf



/s/ William C. Huddleston                        Chief Financial Officer
- ----------------------------------------
William C. Huddleston



/s/ Peter J. Utrata         *                    Director
- ----------------------------------------
Peter J. Utrata, M. D.



/s/ Michael R. Deitz        *                    Director
- ----------------------------------------
Michael R. Deitz, M. D.



/s/ Joseph C. Gathe         *                    Director
- ----------------------------------------
Joseph C. Gathe



/s/ Andrew F. Pollet        *                    Director
- ----------------------------------------
Andrew F. Pollet



/s/ William C. Huddleston
- ----------------------------------------
*By William C. Huddleston,
      attorney-in-fact

                             STAAR SURGICAL COMPANY
                       REGISTRATION STATEMENT ON FORM S-8
                                 EXHIBIT INDEX



NUMBER     DESCRIPTION OF DOCUMENT
- ------     -----------------------

 4.1 Certificate of Incorporation (filed as Exhibit 4.4 of the registrant's Registration Statement under Form S-8 filed on March 11, 1994 [File No. 33-76404]).

 4.2 Bylaws (filed as Exhibit 4.5 of the registrant's Registration Statement under Form S-8 filed on March 11, 1994 [File No. 33-76404])

 4.3       STAAR Surgical Company Consultant Stock Plan.

 5 Opinion of legal counsel (Pollet, Skousen & Woodbury, A Law Corporation), regarding the legality of the securities offered (with the consent of said firm included therein).

23.1       Consent of Independent Certified Public Accountants (BDO Seidman).

23.2       Consent of Independent Auditors (KPMG Peat Marwick LLP).

23.3 Consent of legal counsel (Pollet, Skousen & Woodbury, A Law Corporation) (included in Exhibit 5).

24.        Power of attorney for John R. Wolf, Michael R. Deitz, Peter J.
           Utrata, Joseph C. Gathe and Andrew F. Pollet.